UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 8, 2007 (March 2, 2007)

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 N.E. Evangeline Thruway

Carencro, Louisiana 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 6, 2007, OMNI Energy Services Corp. (“OMNI”) announced the completion of the acquisition of BMJ Industrial Investments, L.L.C., a Texas limited liability company (“BMJ”) and its wholly-owned subsidiary, Charles Holston, Inc., a Louisiana corporation (collectively, “CHI”) pursuant to a Membership Interest Purchase and Sale Agreement dated January 16, 2007, by and among OMNI, CHI, and the members of BMJ Industrial Investments, L.L.C. (the “Purchase Agreement”). OMNI purchased 100% of the membership interests of CHI for the total consideration of approximately $23.0 million, including $18.0 million of cash and the issuance of $5.0 million of promissory notes. The promissory notes will accrue interest at a rate of 5% per annum and mature at various dates over a three-year period. OMNI utilized availability under various credit facilities to fund the cash portion of the purchase price.

CHI provides a full range of environmental services including transportation of non-hazardous byproducts, such as salt water and spent drilling fluids; NORM surveys, cleaning and waste disposal; tank degassing and demolition; rig pit cleaning; oilfield waste disposal; hydro blasting; dockside and offshore cleaning; and offshore sandblasting and painting. Additionally, CHI offers a wide variety of rental equipment including frac tanks, gas buster tanks, generators, lighting systems and roll-off containers.

In connection with the acquisition, CHI entered into an employment agreement with Brian Recatto, one of the former members of BMJ. Under the employment agreement, Mr. Recatto will serve as Vice President of Charles Holston, Inc. The employment agreement shall continue in effect until December 31, 2009 and will be automatically extended for additional, successive one year periods commencing on January 1, 2010 unless either party gives notice of non-renewal. The base annual salary under the employment agreement is $150,000. Mr. Recatto is eligible to receive an annual bonus as determined by the Board of Directors of OMNI. A copy of each of Mr. Recatto’s employment agreement is attached hereto as Exhibit 10.1. This summary is qualified by reference to that agreement.

A copy of the press release announcing the acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

The description of the Purchase Agreement above does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which was filed as an Exhibit 10.1 to OMNI’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 22, 2007.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. As permitted by Item 9.01(a)(4) of Form 8-K, OMNI will file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Form 8-K within 71 calendar days after the date this Form 8-K is required to be filed.

(b)	Pro Forma Financial Information. As permitted by Item 9.01(b)(2) of Form 8-K, OMNI will file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Form 8-K within 71 calendar days after the date this Form 8-K is required to be filed.

(c)	Exhibits.

Exhibit Number	Description
2.1	Member Interest Purchase and Sale Agreement dated January 16, 2007 by and between OMNI Energy Services Corp., BMJ Industrial Investments, L.L.C., a Texas limited liability company, Charles Holston, Inc., a Louisiana corporation, and Brian J. Recatto, Lawrence J. Shaw, III, and Matthew E. Miller (Incorporated by reference to Exhibit 10.1 to OMNI’s current report on Form 8-K filed with the SEC on January 22, 2007).

10.1	Employment Agreement effective February 28, 2007 by and between Charles Holston, Inc., a Louisiana corporation, and Brian Recatto.

99.1	Press release dated March 6, 2007 announcing the completion of the acquisition of CHI and certain assets of Cypress Consulting Services, Inc. d/b/a Cypress Energy Services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.

Dated: March 8, 2007
	By:	/s/ G. Darcy Klug
G. Darcy Klug
Executive Vice President